Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8s (No. 333-153446, 333-161482, 333-14036) of James Hardie Industries SE (formerly James Hardie Industries N.V.) of our report dated June 27, 2008 relating to the consolidated financial statements which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 28, 2010